                                 Exhibit 10(l)

                      EurekaBank Equity Appreciation Plan
                            Effective April 1, 1996
   For the benefit of certain officers, directors and employees of EurekaBank and America First Eureka Holdings, Inc.
                                 (filed hereto)
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                            EQUITY APPRECIATION PLAN
                                       OF
                                   EUREKABANK

                                    PREAMBLE
                                    --------

     The Equity Appreciation Plan of EurekaBank is an unfunded incentive compensation plan providing long-term compensation to a select group of officers, directors and key employees and is intended to provide additional incentive to participants to provide extraordinary efforts to increase the value of EurekaBank.

                                   ARTICLE I

                                  Definitions
                                  -----------


     The following defined terms are indicated by capitalized initial letters whenever they appear in the Plan and, whenever used, shall have the following meanings:

     "AFEH" means America First Eureka Holdings, Inc., the parent corporation of
      ----
EurekaBank.

     "Aggregate Sale Price" means (i) in the event of sale of Eureka the amount
      --------------------
received by AFEH, (ii) in the event of sale of all or substantially all of the assets of Eureka, the amount available for distribution to AFEH, (iii) in the event of sale of AFEH, in which AFEH receives non-cash consideration, the value of such consideration shall be determined in good faith by the Board of Directors of AFEH and (iv) in the event of acquisition by any person or group of beneficial ownership (determined as provided in SEC Rule 13d-3 or any successor
Rule) the highest price paid for units of AFEH by such person or group shown on the statement on Schedule 13D, or any amendment thereto, filed by such person or group, multiplied by the number of outstanding units of AFEH as of the acquisition that causes the Change of Control.

     "Beneficiary" means the person(s) who, in accordance with Section 9.01,
      -----------
will succeed to a Participant's right to payment hereunder upon the Participant's death.

     "Board" means the Board of Directors of AFEH.
      -----

     "Cash Equity Value Per Right" means the Equity Per Right at Exercise Date
      ---------------------------
with respect to such Right minus Equity Per Right at Grant Date.

     "Change of Control" means the occurrence of any of the following events:
      -----------------

     (a) The date on which any person or group acquires beneficial ownership (determined as provided in SEC Rule 13d-3, or any successor Rule) of AFEH entitling the person or group to 40 percent or more of all votes to which all unitholders of AFEH would be entitled in the election of directors, were an election held on such date;

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     (b) The date on which there is a failure of individuals who are members of the board of directors of AFEH to constitute at least a majority of the board of directors of AFEH, unless the election (or the nomination for election by the shareholders) of each new director was approved by a vote of a least two-thirds of the total of such individuals then still in office and such other directors as may previously have been elected or nominated pursuant to such a two-thirds vote; or

     (c) The date of consummation of (i) the sale of Eureka or the sale of all or substantially all the assets of Eureka or (ii) the merger or consolidation of AFEH with another corporation in which AFEH is not the surviving corporation or the unitholders of AFEH immediately before such merger or consolidation do not hold at least 50% of the voting power of the surviving corporation.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Committee" means the Compensation Committee of AFEH.
      ---------

     "Disability" means a Participant's permanent inability to perform his or
      ----------
her duties as employee or director of Eureka or AFEH as determined by a physician licensed to practice in California and selected by Eureka.

     "Effective Date" means March 31, 1996.
      --------------

     "Equity" means the common stockholders' equity in Eureka, as determined
      ------
under generally accepted accounting principles consistently applied. Equity as of the Effective Date shall be $14.

     "Equity Per Right" means Equity determined as of any relevant date divided
      ----------------
by 10,000,000.

     "Equity Per Right at Grant Date" means $14 per Right.
      ------------------------------

     "Equity Per Right at Exercise Date" means the Equity Per Right determined
      ---------------------------------
as of the Exercise Date of any Right.

     "Eureka" means EurekaBank, a federal savings bank.
      ------

     "Fund" means the America First Financial Fund 1987-A Limited Partnership.
      ----

     "Grant Date" means, in the case of Participants issued Rights on or before
      ----------
December 31, 1996, the Effective Date, and, in the case of Participants who are subsequently issued Rights, the last day of the Year immediately preceding the Year in which they are admitted, if they are admitted on or before the last day of the sixth month of a Year or the last day of the Year in which they are admitted, if they are admitted on or after the first day of the seventh month of a Year.

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     "Participant" means any full-time or part-time employee or director of
      -----------
Eureka or AFEH whose participation in the Plan has been authorized by the Board, and any Beneficiary of a deceased Participant.

     "Plan" means the Equity Appreciation Plan of EurekaBank, as set forth
      ----
herein as it may be amended from time to time hereafter.

     "Rights" means Equity Appreciation Rights granted pursuant to the Plan.
      ------

     "Year" means the fiscal year of Eureka (which is currently the calendar
      ----
year).

                                   ARTICLE II

                                     Rights
                                     ------

     The Board, in its sole discretion based on recommendations from the Committee, shall determine the number of Rights granted to each Participant; provided that the aggregate number of Rights granted to all Participants pursuant to this Plan shall not exceed 200,000 plus the number of rights that are granted and expire unexercised. The Board may grant Rights to a Participant at any time prior to the termination of this Plan.

     Rights shall entitle a Participant to exercise the Rights during the periods set forth at Article III and to receive an amount of cash determined pursuant to Articles IV and V below, as the case may be.

                                  ARTICLE III

                         Vesting, Exercise and Payment
                         -----------------------------

     All Rights held by a Participant will terminate immediately upon termination of such Participant's employment or service as a director to EurekaBank or AFEH for any reason other than death or Disability. Unless otherwise determined by the Board at the time of grant, all Rights shall be exercisable only during the period commencing on March 31, 1999 and ending on March 31, 2006; provided that if a Change of Control occurs at any time all Rights shall be exercisable only during the period commencing on the Change of Control and ending 90 days thereafter. Amounts payable pursuant to the Plan will be paid in cash within 30 days after exercise of the Rights; provided that if there is a sale of Eureka or all or substantially all of the assets of Eureka, payments will be made to Participants at the time and in proportion to the payments made to holders of AFEH units.

                                   ARTICLE IV

                         Value Determined With Respect
                             to Increase in Equity
                             ---------------------

     Upon exercise of the Rights, the Participant shall be entitled to receive an amount of cash equal to the number of Rights exercised multiplied by the Equity Value Per Right; provided that upon exercise, the Participant shall remit
                        --------
or have withheld by Eureka in cash any applicable federal and state taxes and legal withholding taxes and provided further that such payments will not be
                            ----------------
considered "Qualified" compensation for purposes of the Eureka Savings and Investment plan.

                                   ARTICLE V

                             Value Determined With
                          Respect to Change of Control
                          ----------------------------

     If a Change of Control occurs upon exercise of the Rights, the holder thereof shall be entitled to receive an amount of cash determined as a function of the Aggregate Sale Price; provided that upon exercise, the Participant shall
                             --------
remit to or have withheld by Eureka in cash any applicable federal and state withholding and employment taxes and provided further that such payment will not
                                     ----------------
be considered "Qualified" compensation for purposes of the Eureka Savings and Investment plans. If the Aggregate Sale Price is less than $200 million, Equity Per Right at Exercise Date shall be the Aggregate Sale Price divided by 10 million. To incent Participants to maximize shareholder value, if the Aggregate Sale Price exceeds $200 million the Equity Per Right at Exercise Date shall be
(a) the Aggregate Sales Price divided by 10 million plus (b) a fraction of the amount determined at (a), the numerator of which shall be the Aggregate Sale Price minus $200 million and the denominator of which shall be $200 million.
The following table provides example of this calculation.


                                             Cash
Aggregate Sale Price    Equity Per Right  Equity Value
(in millions)           At Exercise Date   Per Right
----------------------  ----------------  ------------

     $140               $14.00            $    0
     $160               $16.00            $ 2.00
     $180               $18.00            $ 4.00
     $200               $20.00            $ 6.00
     $210               $22.05            $ 8.05
     $220               $24.20            $10.20
     $230               $26.45            $12.45
     $240               $28.80            $14.80
     $250               $31.25            $17.25
     $260               $33.80            $19.80
     $280               $39.20            $25.20
     $290               $42.05            $28.05
     $300               $45.00            $31.00


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                                   ARTICLE VI

                    Termination of Employment As a Result of
                              Death or Disability
                              -------------------

     If a Participant dies or incurs Disability while employed by or serving as a director of Eureka or AFEH, such Participant or his or her representative shall have the right to exercise such Participant's Rights in accordance with the terms of this Plan.

                                  ARTICLE VII

                            Termination of the Plan
                            -----------------------

     This Plan shall terminate on the earlier of a Change of Control and March 31, 1999; provided that termination of the Plan will not effect the exerciseability of any then outstanding Rights.

                                  ARTICLE VIII

                           Gross up for Excise Taxes
                           -------------------------

     Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by AFEH or Eureka to or for the benefit of a Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Article VIII (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (a"Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.


                                   ARTICLE IX

                            Miscellaneous Provisions
                            ------------------------

     Section 9.01.  Designation of Beneficiaries.  Each Participant shall have
     ------------   -----------------------------
the right to designate a person(s) who will succeed to the Participant's right to receive future payments hereunder in the event of the Participant's death.
In case of Participant's failure to designate a Beneficiary or the death of a designated Beneficiary without a designated successor, distribution shall be made to the Participant's estate. No designation of a Beneficiary shall be valid unless in writing by the Participant, dated, and filed with the Committee. A Participant may change his or her Beneficiary without the consent of any prior Beneficiary.

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     Section 9.02.  No Trust Created; Status of Unsecured General Creditor.
     -------------  ------------------------------------------------------
Nothing contained herein shall be deemed to create a trust of any kind or to create any fiduciary relationship. The amounts payable hereunder shall continue for all purposes to be a part of the general assets of Eureka, and no person other than Eureka shall, by virtue of the provisions of this Plan, have any interest in such amounts. To the extent that any person acquires a right to receive payments from Eureka under this Plan, such right shall be no greater than the right of any unsecured general creditor of Eureka.

     Section 9.03.  Books and Records.  The books and records to be maintained
     ------------   -----------------
for purposes of the Plan shall be maintained by the officers and employees of Eureka, at its expense, and shall be subject to the supervision and control of the Committee.

     Section 9.04.  Nonassignability.  To the maximum extent permitted by law,
     ------------   ----------------
the right of any Participant to any payment hereunder shall not be subject to attachment or any other legal process to satisfy the debts of such Participant. In addition, any such right and any payment made (or to be made) hereunder shall not be subject to pledge, anticipation, alienation, sale, transfer, assignment or other encumbrance, and any attempt to do so shall be void.

     Section 9.05.  Indemnification.  Eureka shall indemnify and hold harmless
     ------------   ---------------
the members of the Board and the Committee, and the officers and employees of AFEH and Eureka, from and against all liabilities, claims, demands, costs and expenses, including reasonable attorneys' fees, arising out of any action taken or omitted in connection with the administration of this Plan, unless attributable to such person's own fraud or willful misconduct. Moreover, neither AFEH nor Eureka shall be liable to any person for any such action or omission, unless attributable to fraud or willful misconduct on the part of a director, officer or employee of AFEH or Eureka.

     Section 9.06.  Amendment.  The Board may amend this Plan, in whole or in
     ------------   ---------
part, at any time and for any reason; provided, however, that no amendment may reduce the rights of any Participant under the Plan on the date the amendment is adopted. Notice of any amendment shall be given in writing to each Participant.

     Section 9.07.  Governing Law.  All rights and obligations arising under
     ------------   -------------
this Plan shall be governed by the laws of the State of California.

     Section 9.08.  Accounting Determination.  All determination of Equity,
     ------------   ------------------------
Equity Per Right, Equity Value Per Right and Aggregate Sale Price relating to this Agreement shall be made by AFEH's independent accountants in accordance with generally accepted accounting standards consistently applied as modified by the terms of this Agreement, and their determinations shall be final and binding on all participants, Eureka and AFEH.

                                   ARTICLE X

                                   Execution
                                   ---------

     To record the adoption of the Plan, America First Eureka Holdings has caused this document to be executed by its duly authorized officer, of its subsidiary, EurekaBank on this ________ day of __________, 1996, effective immediately.


                              AMERICA FIRST EUREKA HOLDING, INC.
                              EUREKABANK



                              By ____________________________________________
                                    Stephen T. McLin
                                    Chairman, EurekaBank



This is to record the award of ________________ units of Equity Appreciation

Rights to _________________________________________





                              ------------------------------------------------
                              Participant (Signature)



                              ------------------------------------------------
                              EurekaBank/AFEH Officer (Signature)



                              ------------------------------------------------
                              Date


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